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                                                                    EXHIBIT 23.1

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-98104 and No. 33-98138) and in the Prospectus constituting part of the Registration Statements on Forms S-3 (No. 333-02730 and No. 333-08993) of Boston Life Sciences, Inc. and its subsidiaries (the "Company") of our report dated February 12, 1998 appearing on page 21 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997.



PRICE WATERHOUSE LLP
Boston, Massachusetts
March 27, 1998






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